Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), made and entered into as of March 14, 2012 (the “date of this Lease”) by and between Clearside Biomedical, Inc., a Delaware corporation (hereinafter referred to as “Tenant”), and McDonald Ventures XI, LLC, a Georgia limited liability company (hereinafter referred to as “Landlord”);

W I T N E S S E T H

1. PREMISES. For and in consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord certain premises (Suite 300) being approximately 8,823 square feet of space (the “Premises”) shown on Exhibit “B”, within the building known as Windward Chase 300, (the “Building”), located at 1220 Old Alpharetta Road, Alpharetta, Forsyth County, Georgia, described on Exhibit “A” attached hereto and incorporated herein by reference, together with all rights, privileges, easements, and appurtenances belonging to or in any way pertaining to said Premises (hereinafter collectively the “Property”).

TO HAVE AND TO HOLD the Premises for the Demised Term, as hereinafter defined.

2. TERM. The Term of this Lease (hereinafter referred to as the “Demised Term”) shall be for a period commencing on the Commencement Date, as hereinafter defined, and ending thirty (30) full calendar months thereafter, unless sooner terminated as provided in this Lease; provided, however, that, in the event the Commencement Date is not the first day of a calendar month, the Demised Term shall extend for the remainder of the calendar month in which the Commencement Date occurs plus said number of months.

The “Commencement Date” shall be the earlier of: (i) April 1, 2012; or (ii) the date upon which the buildings and other improvements erected and to be erected upon the Premises shall have been substantially completed in accordance with the plans and specifications described on Exhibit “B” attached hereto and incorporated herein by reference (the “Plans”). In the event of delays caused by Tenant due to changes to the Plans or delayed approval of final construction drawings, the Commencement Date shall be the date upon which Landlord would have achieved substantial completion in the absence of Tenant’s delays.

Landlord shall provide the improvements more particularly described on Exhibit “B” attached hereto. Landlord shall over perform the improvements described on the Plans, excluding those improvements to be installed by Tenant. Tenant shall have the right to enter the Premises during the final stages of construction for purposes of installing its phone and data cabling and security systems, if applicable. Upon substantial completion, Landlord shall notify Tenant in writing that the improvements are ready for occupancy. In the event that said buildings and other improvements have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord in writing of its objections. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that said buildings and other improvements are completed and ready for occupancy, subject to punch list items. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other improvements have been completed in accordance with the plans and specifications and are in good and satisfactory condition. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, or the date of substantial completion of such work, the certificate of the Landlord’s contractor shall be conclusive. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

3. BASE RENT.

A. Tenant agrees to pay Landlord rent for the Premises (“Base Rent”), in advance, without demand, deduction or set off, for the Demised Term at the rate of Six Thousand Six Hundred Eighteen and No/100s ($6,618.00) per month. The first monthly installment of Base Rent shall be due and payable on the date hereof and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month thereafter during the Demised Term, except that the rent payment for any fractional calendar month at the commencement or end of the Demised Term shall be prorated on the basis of a thirty-day month.

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B. Landlord and Tenant agree that the Base Rent set forth in Paragraph 3.A. above shall increase by three percent (3%) at the beginning of the thirteenth (13th) full calendar month of the Demised Term, which adjusted rent amount shall remain in effect for the next twelve (12) consecutive months and shall increase by three percent (3%) each twelve (12) months thereafter for the balance of the Demised Term; it being the express intention of the parties that in the event the Commencement Date is not the first day of a calendar month, the anniversary date of the rent adjustment hereunder shall be the first day of the first full calendar month. Whenever Base Rent is escalated under this Lease based on a percentage increase, the resulting escalated Base Rent amount shall be rounded up or down to the nearest whole dollar.

4. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord on the date hereof, in addition to the rent specified in Paragraph 3, the sum off Six Thousand Six Hundred Eighteen and No/100s ($6,618.00), which sum shall be held by Landlord, without obligation for interest (except as may be required by law), as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rent payment or a measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any event of default by Tenant under this Lease, Landlord may (but without obligation to do so), from time to time, without prejudice to any other remedy provided herein or provided by law or in equity, use this security deposit to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default. Tenant shall pay Landlord, on demand, the amount of the security deposit so applied in order to restore the security deposit to its original amount. This security deposit shall be deemed the property of Landlord, but any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days after termination of this Lease and date that all of Tenant’s obligations under this fulfilled.

5. USE. The Premises shall be used only for general office purposes, engineering to include (a) visual inspection – requires microscope and special light as well as computer and digital camera; (b) mechanical inspection – requires force-displacement station and video camera; (c) micro processing including polishing, sharpening; (d) assembly of devices and tools; (e) electrical testing – requires oscilloscopes and amplifiers; (f) light manufacturing; (g) research and development; and for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. In the event, Tenant’s uses should require any permits, variances, or other requirements as in order to occupy and use the Premises, Tenant shall be responsible for securing them at its sole cost and expense. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall at its own cost and expense, obtain any and all other licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building or buildings in which the Premises are situated or unreasonably interfere with their use of their respective premises. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall not use the Premises for the generation, storage, transportation or disposal of dangerous, toxic or hazardous materials, chemicals, wastes or similar substances.

6. TAXES.

A. Landlord agrees to pay before delinquency, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as “taxes”) lawfully levied or assessed against the Property. Tenant agrees to pay to Landlord, as additional rent, upon demand, the amount of Tenant’s projected “proportionate share” of the taxes assessed against the Property. Tenant’s “proportionate share”,

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as used in this Lease, shall mean a fraction, the numerator of which is the gross square footage contained in the Premises and the denominator of which is the gross square footage contained in the building or buildings located on the Property.

B. If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges, levied, assessed or imposed on real estate and the improvements thereon, there shall be charged, levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof.

C. The Landlord shall have the right (but no obligation) to employ a tax-consulting firm to attempt to assure a fair tax burden on the building or buildings on the Property within the applicable tax jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant’s “proportionate share” (as defined in subparagraph 6.A herein) of the cost of such service, which is normally a contingency fee based on a percentage of tax savings generated by the tax firm.

D. Any payment to be made pursuant to this Paragraph 6 shall be prorated in the event any portion of the Demised Term is not within a full real estate tax year.

7. LANDLORD’S REPAIRS. Landlord, at its expense, shall maintain only the roof, foundation, and the structural soundness of the exterior walls of the Premises in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant’s employees, agents or invitees, or caused by Tenant’s default hereunder. The term “walls” as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries. Tenant shall immediately give Landlord written notice of defects or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defects. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defects.

8. TENANT’S REPAIRS.

A. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, heating and air condition systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, and regular removal of trash and debris.

Tenant shall provide Landlord with prior notice of any repair to be undertaken by Tenant costing in excess of $1,000 (in Tenant’s reasonable estimation) and such other information as Landlord may reasonably request with respect to such repair, except such notice shall not be required if immediate repair is necessary for security or safety reasons.

B. Tenant shall not damage any wall or disturb the integrity and support provided by any wall and shall, at its sole cost and expense, promptly repair any damage or injury to any wall caused by Tenant or its employees, agents or invitees.

C. Tenant shall, at its own cost and expense, enter into a quarterly preventative maintenance/service contract with one of Landlord’s preferred licensed HVAC contractors for servicing all heating and air conditioning systems and equipment, within the Premises over the term of the lease. In the event Landlord has not received a copy of Tenant’s service contract described herein within 30 days after the commencement date of the Lease or Tenant fails to maintain the contract during the Term, Landlord may, at its option, enter into a service contract on behalf of Tenant, and Tenant shall reimburse Landlord, within 10 days notice from Landlord, for

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the cost of such service contract. Tenant shall keep accurate and complete records of the performance of all scheduled maintenance under such contract and shall provide copies thereof to Landlord from time to time upon request by Landlord. The service contract must i) include all services suggested by the licensed contractor to keep the units in good repair, and ii) comply with any warranties (if applicable). Notwithstanding the foregoing, Landlord will warrant, for the first six (6) months of the Demised Term (“Warranty Period”), that all heating, cooling, ventilation, air conditioning systems are in good working order. Landlord will assume responsibility for repairs and replacements during the Warranty Period, by but not routine maintenance. During the Warranty Period and throughout the term of the Lease, Tenant will be responsible for any required maintenance to all systems in compliance with any warranties as recommended as part of the preventative maintenance agreement. Upon expiration of the Warranty Period, Tenant will be responsible for repairs, replacements, and maintenance of the HVAC units as required herein. Upon expiration of the Warranty Period, Landlord will agree to cap HVAC repairs or replacement at $3,000.00 per unit per lease year for the balance of the Demised Term. Tenant will not be allowed to apply the cost of the regular maintenance contract towards the cap. Tenant shall notify Landlord in writing of any repairs or replacements needed that exceed the above referenced cap prior to such repairs and replacements being made. Landlord shall have the right to approve the contractor who is to perform such work or use a contractor of Landlord’s choosing. The cap will be null and void if Tenant has not i) kept a quarterly maintenance contract with a licensed contractor, approved by Landlord, in place over the term of the lease to maintain the applicable equipment per the manufacturer’s recommendations and ii) performed the maintenance recommended by the licensed contractor to keep the units in good repairs, iii) complied with any warranties (if applicable), (iv) notified Landlord in writing prior to such repairs and replacements being made, and (v) kept accurate and complete records of the performance of all scheduled maintenance under the service contract and provided copies thereof to Landlord from time to time upon request by Landlord.

9. COMMON AREA MAINTENANCE.

A. Tenant shall pay to Landlord as additional rent a common area operating and maintenance fee (“CAM”) equal to Tenant’s “proportionate share” (as defined in subparagraph 6.A. herein) of the cost and expense for the operation and maintenance of the common areas of the building and park in which the Premises are located, including, but not limited to, the mowing of grass, care of shrubs, general landscaping, common sewage line plumbing, maintenance of building, parking areas, entrances, driveways, and management thereof. If Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as additional rent. Payment shall be made on the first day of each month based on the projected cost of such maintenance. At the end of each year, Landlord shall determine the actual costs of such maintenance. Any additional costs due from Tenant based on the actual costs shall be promptly paid by Tenant. Any savings will be credited against the following year’s payments.

B. In addition to the CAM costs above, Tenant shall pay to Landlord a management fee equal to three percent (3%) of all rents paid in accordance with the Lease on a monthly basis, which payment shall be made on the first day of each month and shall be capped at three percent (3%) during the term of the Lease.

10. TENANT IMPROVEMENTS TO PREMISES. Notwithstanding Landlord’s obligations under Exhibit “B”, Tenant shall not make any alterations, additions or improvements to the Premises, exterior or interior (the “Tenant Alterations”), without the prior written consent of Landlord, except for unattached movable furniture and equipment which may be installed without drilling, cutting or otherwise defacing, damaging or overloading the Premises. In the event, Tenant desires to make an alterations to the Premises, Tenant shall submit to Landlord for approval: i) scope of work of the requested alterations, along with, ii) design drawings, and iii) the proposed contractors to perform as reasonably acceptable to Landlord. Upon Approval, Tenant shall prepare, if applicable, for review and approval for Landlord: i) all architectural, ii) mechanical, iii) electrical, iv) plumbing, v) and partition drawings. Once the work is completed, Tenant will provide Landlord with certificate of completion or equivalent documentation from governing authority and provide Landlord with all drawings. Without limiting the generality of the foregoing, Tenant acknowledges that floor striping of any kind constitutes a Tenant Alteration requiring the prior written approval of Landlord. The Tenant Alterations shall be deemed for all purposes a part of the real property of the Building immediately upon the installation thereof and shall remain on the Premises as

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Landlord’s property at the expiration or earlier termination of the term hereof without compensation to Tenant, unless Landlord elects by notice to Tenant to have Tenant remove such Tenant Alterations, in which event, Tenant, at its sole cost and expense, shall promptly remove such Tenant Alterations and restore the Premises to its condition prior to the installation of such Tenant Alterations, normal wear and tear excepted (it being agreed that any damages resulting from the removal of any Tenant Alterations shall not constitute normal wear and tear). Tenant may not use or penetrate the roof of the Premises for any purpose whatsoever without Landlord’s prior written consent. All construction work done by Tenant in the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and at such times and in such manner as will cause a minimum of interference with other construction in progress and with the transaction of business in the building or buildings in which the Premises are located.

11. SIGNAGE. Landlord shall install, at its expense, Tenant’s name and suite number on the building directory sign and Tenant may install its name and logo on the door to the Premises. Tenant shall not install any signs visible from outside the Premises except with the prior written consent of Landlord. Any permitted signs shall be maintained in compliance with applicable governmental rules and regulations governing such signs. Tenant shall be responsible to Landlord for any damage caused by the installation, use or maintenance of said signs. Tenant agrees, upon removal of said signs, to repair all damage (including discoloration) incident thereto.

12. RIGHT OF ENTRY INSPECTION. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, upon reasonable advance notice (except in cases of emergency), to ascertain the condition of the Premises, to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease, or to show the Premises to prospective purchasers or tenants. Landlord shall have the right to place or erect on the Property, but not directly in the Premises a suitable sign indicating the Premises are available for rent (during the last six (6) months of the Demised Term

Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange a joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

13. UTILITIES. Landlord agrees to provide at its cost water, electricity and telephone service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used in or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises;.

14. ASSIGNMENT AND SUBLETTING.

A. Tenant shall not, directly or indirectly, have the right to assign this Lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Consent to any assignment or sublease shall not be deemed a waiver of the right of Landlord to approve or disapprove a further assignment or subletting. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an “event of default”, as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. For purposes of this Paragraph 14, each of the following events shall be deemed an assignment:

(i)	if Tenant is a partnership, a dissolution of the partnership or a change in ownership, legal or beneficial, of 50% or more of the partnership interests, whether by withdrawal or admission, voluntary or by operation of law;

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(ii)	if Tenant is a corporation, the dissolution, consolidation or merger of Tenant or the sale or transfer of more than 50% of the voting shares of Tenant;

(iii)	distribution or sale of over 50% of the value of Tenant’s assets (net of undistributed consideration received); or

(iv)	any other change of effective control of Tenant.

Notwithstanding (ii) & (iii) the above, Tenant shall have the right to assign this Lease in the event of sale or transfer of more than 50% of the voting shares or assets of Tenant without Landlord’s consent, provided however, Tenant must provide Landlord written notice of its election to assign this Lease and execute those reasonable instruments recognizing such transfer. In the event of assignment, Tenant shall not be released from its obligations and shall remain liable for all obligations of the Lease under the Demised Term including any Renewal Options as provided for in Section 32.

B. In the event that Tenant assigns this Lease or sublets the Premises or any part thereof, as permitted herein, and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay Landlord, Tenant shall pay to Landlord 50% of the gross excess in such rent as such rent is received by Tenant and 50% of any other consideration received by Tenant from such assignee or subtenant. In addition, should Landlord agree to an assignment or sublease agreement, Tenant will pay to Landlord on demand a sum equal to all Landlord’s costs, including reasonable attorney’s fees, incurred in connection with such assignment or transfer not to exceed $2,500.00. If an assignment or subletting is approved, Tenant shall be entitled to deduct from any excess proceeds described in this subparagraph 14.B. its reasonable expenses incurred in connection with such assignment or subletting.

15. INSURANCE.

A. Landlord agrees to maintain standard all risk insurance covering the building or buildings of which the Premises are a part in an amount not less than 80% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the “replacement cost” thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning and Extended Coverage, such coverage and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of this Paragraph 15, such insurance shall be for the sole benefit of Landlord and under its sole control.

Tenant agrees to pay to Landlord, as additional rent, the amount of Tenant’s “proportionate share” of the cost of Landlord’s insurance coverage on the building, all costs and premiums of all insurance, including but not limited to fire, casualty, business interruption, boiler and machinery (equipment breakdown) and commercial general liability insurance applicable to the building, the common areas and the operation thereof and Landlord’s personal property used in connection therewith. Said payments shall be made to Landlord within ten (10) days after presentation to Tenant of Landlord’s statement setting forth the amount due. Any payment to be made pursuant to this subparagraph 15.A. shall be prorated for any portion of the Demised Term that is not a full premium period under said insurance policy.

B. Tenant shall, throughout the Term of this Lease, at its cost and expense, provide and keep in force a commercial general liability insurance policy for bodily injury, property damage, and personal injury to a third party in the amount of not less than $1,000,000 per occurrence and $2,000,000 on an aggregate basis. Tenant shall be solely responsible for keeping insured, to the extent Tenant elects, its own personal property located on the Premises. All such insurances shall provide that the coverage there under shall be primary and noncontributing with

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other coverage maintained by any additional insured affiliates and subsidiaries, including w/o limitation McDonald Development Company and McDonald Investments, Ltd. Tenant agrees to provide to Landlord a copy of the insurance policy endorsement confirming that the Landlord, McDonald Development Company, and McDonald Investments, Ltd. Area are additionally insured.

All insurance provided by Tenant as required by this subparagraph 15.B. shall name, as additional insured, Landlord and any mortgagees or deed to secure debt holders of the Premises, and be carried by such responsible companies and in such form satisfactory to Landlord.

Tenant agrees to deliver to Landlord on or before the Commencement Date the original policy of insurance required by this subparagraph 15.B. or certificate thereof and evidence of payment of premium. Prior to the expiration of each such policy, Tenant shall deliver to Landlord the new original policy or certificate for renewal insurance and evidence of payment of premium. In the event Landlord has not received (on or before the Commencement Date) evidence of Tenant’s compliance with the insurance coverage’s required by this subparagraph 15.B., Landlord may, but shall not be required to, secure coverage on behalf of Tenant in the amounts required by this subparagraph 15.B with companies satisfactory to Landlord. Tenant shall pay the costs of such coverage directly, or, if paid by Landlord, reimburse Landlord as additional rent, within ten (10) days of notice, for all costs incurred by Landlord in securing such coverage.

Tenant shall not violate or knowingly permit to be violated any of the conditions or provisions of any policy required by this subparagraph 15.B.

Each insurance policy (including renewal insurance) or certificates thereof issued by the insurer shall contain an agreement by the insurer that should any of the policies be cancelled before the expiration date thereof, notice will be delivered in accordance with the policy provisions, and in no event shall such policies be canceled by Tenant without Landlord’s prior written consent.

C. Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss. Tenant and Landlord shall execute and deliver such proofs of loss and other instruments that may be required for the purpose of obtaining the recovery of any such insurance monies.

D. Any insurance provided for in this Paragraph 15 may be effected by a policy or policies of blanket insurance; provided, however, that the amount of the total insurance allocated to the Premises shall be such as to furnish in protection the equivalent of separate policies in the amount herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Lease. In any such case, it shall not be necessary to deliver the original of any such blanket policy, but rather a certified duplicate of such policy or certificate thereof.

16. DAMAGE OR DESTRUCTION; MUTUAL WAIVER OF SUBROGATION.

A. If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give written notice thereof to Landlord as soon as practicable.

B. If the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot, in Landlord’s estimation, be completed within one hundred fifty (150) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

C. If 80% or more of the gross square footage of the building in which the Premises are located is damaged or destroyed by any peril or casualty, Landlord shall have the right to terminate this Lease. Subject to the foregoing, if the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 15.A., but only to the extent that rebuilding or repairs can in Landlord’s estimation be completed one hundred fifty (150) days after the date upon which the Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed

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with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, addition and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent Tenant is able to conduct its business. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred fifty (150) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate as of the date of such notice.

D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

E. Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

17. LIABILITY; MUTUAL INDEMNIFICATION.

A. Landlord shall not be liable to Tenant or Tenant’s employees, agents, invitees, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by, the negligence or misconduct of Tenant, its employees, agents, invitees, patrons or visitors, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, use, generation, storage or disposal of toxic or hazardous materials or substances on or about the Premises, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever. Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation, the trustee and beneficiaries if Landlord is a trust), Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation, attorney’s fees and damages, both real and alleged, arising out of any such damage or injury, except injury to persons or damage to property the sole cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs.

B. Tenant shall not be liable to Landlord or Landlord’s employees, agents, invitees, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Building, resulting from and/or caused in part or whole by, the negligence or misconduct of Landlord, its employees, agents, invitees, patrons or visitors, or caused by the Building (other than the Premises) becoming out of repair, or caused by the use, generation, storage or disposal of toxic or hazardous materials or substances on or about the Building (other than the Premises),, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Building, or due to any cause whatsoever Subject to the waiver of subrogation provision in Section 16(E) of this Lease, Landlord hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Tenant (including without limitation, the trustee and beneficiaries if Tenant is a trust), Tenant’s agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation, attorney’s fees and damages arising out of any such damage or injury, except injury to persons or damage to property the cause of

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which is the negligence of Tenant or the failure of Tenant to repair any part of the Premises which Tenant is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Landlord of needed repairs.

18. CONDEMNATION.

A. If 80% or more of the gross square footage of the building in which the Premises are located should be taken for public or quasi-public use under governmental law, ordinance or regulation by right of eminent domain, or by private purchase in lieu thereof, Landlord shall have the right to terminate this Lease and the rent shall be abated effective on the date of Landlord’s election to so terminate. Additionally, if the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which that are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of the physical taking of the Premises.

B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 18A., this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

19. HOLDING OVER. Tenant shall, at the termination of this Lease by lapse of time or otherwise, deliver immediate possession of the Premises to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time, upon demand, as rent for the period of any such hold over, an amount equal to one hundred fifty percent (150%) of the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 19 shall not be construed as Landlord’s consent for Tenant to hold over.

20. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rent herein set forth and performing its other covenants agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Demised Term hereof, subject to the terms and provisions of this Lease.

21. EVENTS OF DEFAULT. The following events shall each be deemed an event of default by Tenant under this Lease:

A. Tenant shall fail to pay any installment of the rent herein required when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date of written notice from Landlord, provided, however, that Landlord shall not be required to give such notice more than twice in a twelve (12) month period.

B. Tenant shall become insolvent, or shall make a transfer to defraud creditors, or shall make an assignment for the benefit of creditors.

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C. Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

E. Tenant shall desert, abandon or vacate any substantial portion of the Premises.

F. Tenant shall fail to deliver an estoppel certificate to Landlord within the time frame set forth in Paragraph 24.

G. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as set forth in clauses A through F in this Paragraph 21), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant; except however, in the event such cure is not available within twenty (20) days and Tenant continuously works to cure, then it shall have an extension until the compliance date.

22. REMEDIES. Upon the occurrence of any of the events of default described in Paragraph 21 hereof, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever:

A. Immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon giving of notice of such termination pursuant to Paragraph 26 hereof. Upon such termination, Landlord shall have the right to recover from Tenant, as liquidated damages, the following:

(1) the worth, at the time of the award, of the unpaid rent that has been earned at the time of termination of this Lease: and

(2) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the net amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises; and

(3) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Lease term (as extended), if applicable) after the time of the award exceeds the net amount of rent that reasonably could have been obtained by Landlord using reasonable diligence to relet the Premises; and

(4) any other amount and court costs necessary to compensate Landlord for all detriment directly caused by Tenant’s failure to perform its obligations under this Lease.

Any such payment shall constitute liquidated damages to Landlord, Landlord and Tenant acknowledging and agreeing that it is difficult to determine the actual damages Landlord would suffer by virtue of an event of default and that the agreed-upon liquidated damages are not punitive or a penalty and are just, fair, and reasonable, all in accordance with O.C.G.A. sec. 13-6-7.

The following words and phrases as used above in this Paragraph 22.A. shall have the following meanings:

(i) the “worth at the time of the award” as used in Paragraph 22.A. (1) and (2) shall be computed by allowing interest at the lesser of (A) eight percent (8%) per annum or (B) the maximum rate permitted by law.

(ii) the “worth at the time of the award” as used in Paragraph 22.A (3) shall be computed by discounting the amount at the discount rate of six percent (6%) per annum;

(iii) the term “time of the award” shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as set forth above or the date of entry of any determination, order, or judgment of any court, whichever first occurs: and

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(iv) the term “net amount of rent” means the gross rent payable under a lease reletting the Premises on market terms for the remaining Term of this Lease from and after the time of the award, less the amortized portion (such amortization being on a straightline basis over the term of the subject lease) attributable to the remaining Term of this Lease from and after the time of the award of brokerage commissions and fees, design fees, attorney’s fees, improvement allowances, rent concessions, improvement costs, and other economic concessions and costs made or incurred in connection with a reletting of the Premises to a third party on market terms.

B. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary (to the extent permitted by law), without being liable for prosecution or any claim for damages thereof, and relet the Premises and receive the rent therefore; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rent in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rent, and Tenant does hereby specifically waive any claim to such excess rent.

C. Enter upon the Premises, by force if necessary (to the extent permitted by law), without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

D. Landlord shall have all other rights and remedies provided by law or in equity.

In the event Tenant fails to pay any installment of rent hereunder within five (5) days after such installment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days shall be an event of default hereunder. The provision for such late charge shall be in addition to all Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to Paragraph 22.A. hereof, Landlord’s remedies thereunder constituting liquidated damages shall be Landlord’s exclusive remedies hereunder respecting Landlord’s breach of contract damages resulting from the termination of this Lease. No act or thing done by the Landlord or its agents during the Demised Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any reasonable attorney’s fees so incurred.

Tenant agrees to indemnify and hold Landlord harmless from any and all losses, costs, expenses (including, without limitation, attorney’s fees), liabilities, causes of action, suits, claims, and damages arising out of, or in connection with any violation or breach of, or failure of Tenant to fully and completely observe, satisfy, perform and comply with, the terms and conditions of this Lease.

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23. LANDLORD’S LIEN. [Intentionally Deleted]

24. MORTGAGES, GROUND LEASES AND ESTOPPEL CERTIFICATES.

A. Tenant hereby agrees and accepts that this Lease is and shall be subject and subordinate to any mortgage(s) and/or deeds to secure debt (collectively referred to as the “Mortgage”) now or any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the holder of any such Mortgage elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said Mortgage. If the holder of the Mortgage or any successor in interest shall succeed to the rights of Landlord under this Lease through a foreclosure sale or a sale in lieu of foreclosure, Tenant will attorn to and recognize such successor-landlord as Tenant’s landlord and such successor-landlord shall accept such attornment and recognize Tenant’s rights of possession and use of the Premises in accordance with the provisions of this Lease. At the request of any holder of a Mortgage, Tenant, Landlord and such holder shall enter into a subordination, non- disturbance and attornment agreement reasonably acceptable to Landlord, Tenant and such holder, but in any event substantially consistent with the terms of this Lease. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by the holder of the Mortgage for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage.

If, in connection with obtaining financing or refinancing for the Premises, or a sale of the Premises, any lender or purchaser shall request reasonable modifications in this Lease as a condition to such financing or purchase, Tenant will not unreasonably withhold or delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s rights hereunder.

B. Tenant hereby further agrees and accepts that this Lease is and shall be subject and subordinate to any ground lease now or at any time hereafter affecting the Premises. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by the ground lessor of any ground lease affecting the Premises for the purpose of subjecting and subordinating this Lease to any such ground lease.

In the event any ground lessor of a ground lease affecting the Premises requests reasonable modifications in this Lease, Tenant will not unreasonably withhold or delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s rights hereunder.

C. At any time and from time to time designated by Landlord, Tenant will execute, acknowledge and deliver to Landlord, within ten (10) days after receipt of a request from Landlord, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rent and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be requested by Landlord. Any such certificate may be relied upon by any existing or prospective purchaser, investor, ground lessor, mortgagee or holder of any deed to secure debt on the Building or any part thereof.

25. MECHANIC’S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatever upon or in any matter to bind, the interest of Landlord in the Premises or to charge the rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant

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covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of the lease.

26. NOTICES. Any notice, demands, payments or other communications required or permitted to be delivered under this Lease shall be given by personal delivery, by deposit with a courier service that provides next-business-day service, or by deposit in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:	TENANT:

McDonald Ventures XI, LLC	Clearside Biomedical, Inc.
c/o McDonald Development Company	1220 Old Alpharetta Road
3715 Northside Parkway, Bldg 200, Suite 700	Suite 300
Atlanta, Georgia 30327	Alpharetta, Georgia 30005
Attn: John R. McDonald

All notices shall be deemed given upon personal delivery, or upon deposit with a courier service that provides next-business-day service, or deposit in the United States Mail, postage prepaid, Certified or Registered Mail, except as otherwise specifically provided in this Lease and except as to the payments of rent to Landlord which shall be effective upon receipt by Landlord.

If and when included within the term “Landlord”, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term “Tenant”, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of this Paragraph 26 to the same effect as if each had received such notice.

27. RESTRICTIVE COVENANTS. Tenant acknowledges that this Lease shall be subject and subordinate at all times to the Declaration of Easements, recorded, or to be recorded, in County, Georgia Records, as the same may be amended from time to time (hereinafter referred to as the “Declaration”), which affects the Premises. Tenant agrees to comply with all of the terms and provisions of the Declaration, and not suffer or cause any act by Tenant or any of its employees, agents or invitees, which would violate the Declaration.

28. REAL ESTATE BROKER. Tenant represents and warrants that the Tenant has dealt with no broker, agent or finder in connection with this Lease other than Lavista Associates, Inc. (“Broker”), which broker is acting on behalf of Tenant and shall be paid a commission by Landlord pursuant to a separate agreement, and insofar as the Tenant knows, no other brokers, agent or finder negotiated this Lease or is entitled to any commission or fee in connection herewith. Tenant agrees to indemnify, defend and hold Landlord free and harmless from and against all claims for broker’s or agent’s commissions or finder’s fees by any person claiming to have been retained by Tenant in connection with this transaction, or any other losses, costs, expenses (including, without limitation, attorney’s fees), liabilities, damages, causes of actions or suits arising out of the alleged employment or use of a broker, agent or finder by Tenant.

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29. LIMITATIONS ON LANDLORD’S LIABILITY LANDLORD’S LIABILITY FOR DAMAGES OR BREACH OR NONPERFORMANCE BY LANDLORD, OR ARISING OUT OF THE SUBJECT MATTER OF THIS LEASE OR THE RELATIONSHIP CREATED HEREBY, SHALL BE LIMITED TO, AND COLLECTIBLE ONLY OUT OF, LANDLORD’S INTEREST IN THE PREMISES AND NO PERSONAL LIABILITY IS ASSUMED BY, OR SHALL AT ANY TIME BE ASSERTED AGAINST, LANDLORD OR ITS AFFILIATED CORPORATIONS, ITS AND THEIR PARTNERS, VENTURERS, DIRECTORS, SHAREHOLDERS, OFFICERS, AGENTS, SERVANTS AND EMPLOYEES, OR ANY OF ITS OR THEIR SUCCESSORS OR ASSIGNS; ALL SUCH LIABILITY, IF ANY, BEING EXPRESSLY WAIVED AND RELEASED BY TENANT. IF LANDLORD, IN VIOLATION OF THE TERMS OF THIS LEASE OR THE PROVISIONS OF LAW, WITHHOLDS, DENIES OR DELAYS ANY CONSENT WHICH TENANT IS REQUIRED TO OBTAIN HEREUNDER, TENANT MAY SEEK SPECIFIC PERFORMANCE BUT SHALL NOT BE ENTITLED TO DAMAGES THEREFORE. LANDLORD’S REVIEW, SUPERVISION, COMMENTING ON OR APPROVAL OF ANY ASPECT OF WORK TO BE DONE BY OR FOR TENANT IS SOLELY FOR LANDLORD’S PROTECTION AND, EXCEPT AS EXPRESSLY PROVIDED, CREATES NO WARRANTIES OR DUTIES TO TENANT OR TO THIRD PARTIES. LANDLORD SHALL NOT BE LIABLE IN ANY EVENT FOR INDIRECT, CONSEQUENTIAL, OR SPECULATIVE DAMAGES SUCH AS BUSINESS LOSS.

30. RIGHT TO RELOCATE. Anytime after the Twenty-fourth (24) month following the Commencement Date, or anytime after the after sixieth (60th) month following the Commencement Date provided Tenant has exercised its Renewal Option under Section 32 (Renewal Option), Landlord shall have the option to relocate the Tenant to alternative space (“Relocated Space”) in the Building or Park at any time during the Term of the Lease, which alternative space shall be substantially the same size as the Premises. In the event, Landlord is interested in relocating Tenant to a purposed Relocated Space, Landlord shall send written notice to Tenant with the location of the Relocated Space and Tenant shall have five (5) business days to decide in writing, to Landlord, if the Relocation Space is acceptable or not to Tenant. If Tenant does not send written notice to Landlord of its decision to accept or reject the purposed Relocated Space, Tenant shall have deemed to have accepted the Relocated Space. If Tenant responds in writing, that the Relocated Space is not acceptable, Landlord, at it’s option, shall have five (5) business days to decide whether or not to terminate the Lease with written notice to Tenant. If Landlord elects to terminate the Lease, Landlord shall provide Tenant an $8,000 reimbursement allowance for reasonable and actual out of pocket relocation expenses of for its actual move to another facility. If Tenant elects to accept that the Relocated Space, Landlord shall, at its option, give not less than sixty (60) days’ prior written notice, to Tenant, of such relocation, which notice shall include the date on which the Tenant shall be required to relocate or move and a description of the space to which Tenant will be relocated. Landlord shall pay all reasonable and actual out-of-pocket costs and expenses of relocating Tenant. If the Premises have already been improved for Tenant’s occupancy, Landlord shall improve the new premises at its expense such that they are in substantially the same condition as the Premises. In the event of such relocation, such alternative space shall, for all purposes, be deemed the Premises hereunder and this Lease shall continue in full force and effect without any change in the other terms or conditions hereof; provided however, the Base Rent and other expenses paid hereunder shall be adjusted such that the Base Rent and other expenses paid by Tenant for the new premises shall be the same on a per square foot basis as they are for the Premises.

31. MISCELLANEOUS.

A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease.

C . Tenant agrees to furnish to the Landlord promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such Tenant to enter into this Lease.

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D. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

E. Time is of the essence of this Lease.

F. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating whether this Lease is in full force and effect, the date to which rent has been paid, the unexpired Term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

G. This Lease may not be altered, changed, or amended except by an instrument in writing signed by both parties hereto.

H. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Demised Term shall survive the expiration or earlier termination of the Demised Term, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Demised Term, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 31.H.

I. If any clause, sentence, paragraph or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause, sentence, paragraph or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause, sentence, paragraph or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

J. Provided Landlord is the prevailing party, Tenant agrees to pay any and all attorneys’ fees and expenses Landlord incurs in enforcing any of the obligations of Tenant under this Lease, or in any litigation or negotiation in which Landlord shall, by virtue of this Lease or Landlord’s ownership of the Premises, become involved in, through or on account of this Lease. Provided Tenant is the prevailing party, Landlord agrees to pay any and all attorneys’ fees and expenses Tenant incurs in enforcing any of the obligations of Landlord under this Lease.

K. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale.

L. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease voidable at Landlord’s election.

M. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

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N. All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

O. This Lease may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same lease agreement

P. Landlord and Tenant each hereby covenant and agree that this lease, including the exhibits hereto, sets forth all of the promises, covenants, agreements, conditions and understandings between them with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter except as otherwise set forth herein. In entering into this lease, neither party has relied upon any representation, warranty, covenant or other inducement not expressly set forth in this lease.

32. RENEWAL OPTION. Provided that Tenant is not in default at the time of exercise of this option or at the expiration of the initial Demised Term, Tenant shall have the right to renew the term of the lease for a single, thirty (30) month period, upon not less than six (6) months and no more than eighteen (18) months written notice to Landlord. The base rental rate shall increase by three percent (3%) over the then escalated Base Rent at the beginning of the Renewal Period and shall increase by three percent (3%) every twelve (12) months during the Renewal Period. Additionally, Landlord as part of the Renewal Period will provide Tenant with $2.00 per square foot allowance to make improvements to the Premises.

(Signatures on the following Page)

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IN WITNESS WHEREOF, the parties have executed this Lease with intent to be bound hereby as of the day and year indicated above each signature block, respectively, but effective as of the day and year first above written.

EXECUTED BY LANDLORD, this 15 day of March, 2012.

LANDLORD

McDonald Ventures XI, LLC, a Georgia limited liability company

By:	McDonald Industrial XI, LLC, a Georgia limited liability company, its Manager

By:	McDonald Development Company, a Georgia corporation, its Manager

By:	/s/ John R. McDonald
John R. McDonald, President

EXECUTED BY TENANT, this 14 day of March, 2012.

TENANT

Clearside Biomedical, Inc., a Delaware corporartion

By:	/s/ Daniel H. White
Title:	Daniel H. White
President & CEO

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Exhibit A

Exhibit A

Site 300

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 961, 984, 985, and 1032 of the 2nd District, 1st Section, Forsyth County, Georgia and being more particularly described as follows:

BEGINNING at an iron pin set (1/2” rebar) in the centerline of a creek, said point being 595.28 feet Easterly along the Northern right-of-way of Old Alpharetta Road (80’ right-of-way) from the intersection of said right-of-way with the Eastern right-of-way of Curie Drive (right-of-way varies); thence along the centerline of said creek the following courses and distances: North 25 degrees 15 minutes 00 seconds West, a distance of 35.53 feet to a point; thence North 76 degrees 58 minutes 18 seconds West, a distance of 38.18 feet to a point; thence North 68 degrees 03 minutes 59 seconds West, a distance of 54.22 feet to a point; thence North 79 degrees 37 minutes 19 seconds West, a distance of 93.86 feet to a point; thence North 43 degrees 29 minutes 10 seconds West, a distance of 41.28 feet to a point in the centerline of a ditch; thence leaving said creek run along the centerline of said ditch the following courses and distances: North 85 degrees 37 minutes 32 seconds East a distance of 56.58 feet to a point; thence South 87 degrees 26 minutes 32 seconds East, a distance of 57.91 feet to a point; thence South 87 degrees 46 minutes 39 seconds East, a distance of 56.41 feet to a point; thence North 85 degrees 24 minutes 48 seconds East, a distance of 74.94 feet to an iron pin set (1/2” rebar): thence leaving said centerline, run North 12 degrees 55 minutes 23 seconds West, a distance of 193.67 feet to an iron pin set (1/2” rebar); thence North 03 degrees 35 minutes 37 seconds West, a distance of 239.39 feet to an iron pin set (1/2” rebar); thence North 02 degrees 43 minutes 53 seconds East, a distance of 155.00 feet to an iron pin set (1/2” rebar); thence North 09 degrees 50 minutes 59 seconds West; a distance of 530.00 feet to an iron pin set (1/2” rebar); thence North 08 degrees 40 minutes 54 seconds West, a distance of 318.37 feet to a point in the centerline of a creek, thence along the centerline of said creek the following courses and distances: North 74 degrees 51 minutes 04 seconds East, a distance of 2.98 feet to a point; thence 61 degrees 47 minutes 22 seconds East, a distance of 69.08 feet to a point; thence North 71 degrees 58 minutes 52 seconds East, a distance of 49.00 feet to a point; thence North 54 degrees 40 minutes 01 seconds East, a distance of 85.21 feet to a point; thence North 34 degrees 05 minutes 43 seconds East, a distance of 43.55 feet to a point; thence North 44 degrees 21 minutes 22 seconds East, a distance of 80.85 feet to a point; thence North 55 degrees 24 minutes 53 seconds East, a distance of 29.08 feet to a point; thence North 78 degrees 05 minutes 36 seconds East, a distance of 39.31 feet to a point; thence North 20 degrees 47 minutes 30 seconds East, a distance of 60.84 feet to a point; thence North 03 degrees 41 minutes 47 seconds West, a distance of 52.09 feet to a point; thence North 08 degree s 25 minutes 09 seconds East, a distance of 42.24 feet to a point; thence North 12 degrees 45 minutes 07 seconds West, a distance of 35.00 feet to a point; thence North 37 degrees 35 minutes 10 seconds East, a distance of 102.08 feet to a point; thence North 22 degrees 14 minutes 09 seconds West, a distance of 16.34 feet to a point; thence North 67 degrees 28 minutes 23 seconds East, a distance of 59.20 feet to a point: thence North 12 degrees 04 minutes 49 seconds East, a distance of 65.65 feet to a point; thence North 45 degrees 16 minutes 17 seconds East, a distance of 12.33 feet to a point; thence South 70 degrees 34 minutes 30 seconds East, a distance of 30.58 feet to a point; thence North 25 degrees 37 minutes 40 seconds East, a distance of 7.33 feet to a point; thence leaving said centerline of creek run South 09 degrees 41 minutes 02 seconds East, a distance of 1348.01 feet to an iron pin found (1/2” open top pipe); thence South 00 degrees 30 minutes 04 seconds West, a distance of 199.99 feet to an iron pin found (1/2” open top pipe): thence South 18 degrees 29 minutes 50 seconds West, a distance of 199.95 feet to an iron pin found (1/2” rebar): thence South 09 degrees 33 minutes 05 seconds West, a distance of 241.90 feet an iron pin set (1/2” rebar) on said Northern right-of-way line of Old Alpharetta Road; thence along said right-of-way line 447.43 feet along the arc of a curve to the left, having a chord bearing a distance of South 68 degrees 05 minutes 06 seconds West, 447.42 feet and a radius of 26,773.81 feet to the POINT OF BEGINNING.

Said tract contains 22.818 acres.

Being the same tract of land as depicted on Survey for McDonald Ventures XI, LLC, Chicago Title Insurance Company and Regions Bank, prepared by Rochester & Associates, Inc., dated March 26, 1999, last revised April 14,1999.

Exhibit A	18	March 13, 2012

Exhibit B

Premises

60' 0"
120' 0"
80' 0"

| | |
|---|---|
| Total (Building) | 153,140 |
| Total (Premises) | 8,823 |
| Warehouse | 0 |
| Office Area | 8,823 |

McDONALD

McDonald Development Company

Exhibit B	19	March 13, 2012

Exhibit B

Landlord will make the following improvements to the Premises:

•	Paint walls and frames with one coat to match existing colors

•	Repaint accent walls with one coat to match existing

•	Wall covering to remain “as-is”. Glue as needed

•	Provide new vct in the restrooms, break room, and electrical room.

•	Provide new cove base throughout the Premises.

•	Re-Seal doors to match

•	Luxury vinyl composite tile (wood look) in lobby area

•	Provide new building standard carpet.

•	Replace 32 T-12 lights.

•	Re-Lamp 1 exit sign, re-charge 3 fire extinguishers,

•	Patch sheet rock in corner of 1 office

•	Demolish phone board, remove wiring,

Note: All work to be performed using Landlord’s building standards attached hereto or as mutually agreed to by both Tenant and Landlord.

Exhibit B	20	March 13, 2012

Exhibit B

McDONALD DEVELOPMENT COMPANY

OUTLINE OF

STANDARD TENANT FINISH SPECIFICATIONS

1.	CARPENTRY & MILLWORK

A.	Single fixture toilet rooms to have a wall-hung lavatory. Multiple fixture toilet rooms shall have plastic laminate lavatory counter-tops without base cabinet for handicap access.

B.	One coat rod and shelf in each coat closet.

C.	Two levels of adjustable shelves in storage room.

D.	Toilet partitions to be metal, in standard colors.

2.	DOORS & HARDWARE

A.	Glass entrance door is existing.

B.	Interior Doors

3’ - 0” x 6’ - 8” x 1 - 3/4” flush solid core, stain grade, birch veneer door or to match existing (New doors to have Minwax Dark Walnut #2716).

Door frames shall be KD hollow metal.

(3) 4 x 4 hinges with 26 D finish (Brushed finish).

Hardware shall be lever action Cal-Royal SL Series with 26D finish (Grade 2 or better).

Function to be compatible with room types indicated on drawings

Wall mounted door stops with interior wall blocking.

Provide closers on all bathroom doors (excluding single fixture bathrooms) and doors leading to warehouse.

C.	Labeled Doors (where required)

Provide labeled doors and frames with rated hinges.

Lever action Cal-Royal SL Series locksets.

Surface mounted closers.

3.	PARTITIONS

A.	Demising Walls

Demising wall partitions shall be 1-hour rated extending from finished slab to deck (height varies) and shall be constructed with 5/8” type C gypsum wallboard screwed to both sides of 6” wide metal studs. Provide R-l1 fiberglass blankets in wall cavity floor to roof deck (UL Des. U-465), painted white with black cove base.

B.	Interior Partitions

Typical 9’ - 0” interior partitions shall extend from finished slab to finished ceiling. Construction to be of 3-5/8” wide metal studs (25 Ga.) spaced 24” o.c. with 1/2” gypsum wallboard screwed to both sides. Toilet room walls shall extend to 10’.

Insulation - sound attenuation blanket is to be installed in all toilet room, break room, and conference room walls.

All exterior tilt-up walls in office areas to receive 1/2” gypsum board on 3-5/8” wide metal studs (25 Ga.) spaced 24” o.c. with R-ll insulation.

Exhibit B	21	March 13, 2012

Exhibit B

C.	Office/Warehouse Separation Wall

If not 1-hour rated: Construction to be of 6” wide metal studs with 1/2” gypsum wallboard screwed to both sides (one side to the deck, one side to 10’) and R-11 insulation to deck. Warehouse side to be painted white with black cove base.

4.	ACOUSTICAL CEILINGS

A.	2’ - 0” x 2’ - 0” standard grid system with 5/8” non-directional fissured mineral board ceiling panels installed at 9’ a.f.f. with no insulation above ceiling grid.

B.	Ceiling to be continuous over all interior partitions, except at toilet rooms.

5.	FLOORING

A.	Vinyl composition tile (VCT) is to be installed in bathrooms and kitchen/break room,

B.	All other finished office areas are to be carpeted using building standard carpet.

C.	4” rubber cove base is to be installed in all finished office areas and the warehouse side of the warehouse/office separation wall. Pre-molded tab corners to be used on all outside corners.

D.	The warehouse floor shall be sealed with Lapidolith.

6.	PAINTING

A.	All walls in finished office area are to be painted with a minimum of two coats of eggshell paint.

B.	Warehouse side of office warehouse separation wall to be painted white with a minimum of two coats of eggshell paint.

C.	All door frames to be painted with oil-based enamel, semi-gloss.

D.	Toilet room walls to be painted with eggshell latex paint.

7.	HVAC

A.	Heating and air conditioning in office area to be furnished by either split systems or roof top/package units to maintain a maximum 75°F with 94°F outside air temperature. Higher cooling loads imposed by equipment or heavier than normal occupancy would be an additional cost. Roof mounted equipment shall not be installed within thirty feet (30’) of building perimeter unless a parapet provides adequate screening.

B.	Provide exhaust fans in toilet rooms.

C.	Heating in the warehouse is to be furnished by gas-fired unit heaters in order to maintain 50°F with 32°F outside air temperature. All vent stacks shall be provided with appropriate roof flashing that has fully soldered joints.

D.	Provide additional structural reinforcement as required for all roof mounted equipment.

E.	Warehouse ventilation provided by roof-mounted up blast fans.

8.	PLUMBING

A.	Water closet and urinals in toilet rooms in quantities as indicated on drawings.

B.	Lavatory in each toilet room per drawings.

C.	48” grab bar and 36” grab bar in handicapped toilet.

D.	Single roll toilet paper holder.

E.	Surface mounted towel dispenser.

Exhibit B	22	March 13, 2012

Exhibit B

F.	One mirror extending the full width of the lavatory counter top.

G.	Provided water heater (above ceiling in office area) sized as required to server fixtures indicated.

H.	All drinking fountains to be non-electric.

9.	FIRE PROTECTION

A.	Provide sprinkler drops to accommodate the office lay-out.

B.	Provide fire extinguishers per local fire marshal’s requirements.

10.	ELECTRICAL

A.	Provide service as recommended by electrical contractor.

B.	Provide 3-phase, 277/480 volt electric service.

C.	Provide warehouse lighting of 20 f.c. (unracked at 36” a.f.f.) using metal halide fixtures. Switching at panel with one fixture on continuous circuit for night-light.

D.	Office lighting by 2’ - 0” x 4’ - 0” lay-in fluorescent fixtures with acrylic lens to maintain 50 foot candles at desk top.

E.	Provide duplex receptacles and telephone boxes as shown on the drawings (Phone and data wiring to be provided by tenant.).

F.	Exit signs and battery-pack emergency lighting as required by code.

G.	Fire alarm and security system to be provided by tenant.

H.	Provide electrical room lay-out drawing for owner’s approval prior to beginning work.

11.	MISCELLANEOUS

A.	Bali customizer mini blinds, 6 gauge aluminum, Snow Cap White (#386) to be placed at all storefront glass in first generation build-out. Repair and replace as necessary to match existing in renovated spaces.

Exhibit B	23	March 13, 2012

McDonald Ventures XI, LLC

c/o McDonald Development Company

3715 Northside Parkway NW

Building 200, Suite 700

Atlanta, Georgia 30327

March 18, 2014

Charles A. Deignan Chief Financial Officer Clearside Biomedical, Inc. 1220 Old Alpharetta Road, Suite 300 Alpharetta, Georgia 30005	Via Overnight Mail & Email

RE:	1220 Old Alpharetta Road, Suite 100, Alpharetta GA 30005

Renewal Notice dated November 26, 2013

Dear Charles:

We are in receipt of your letter of November 26, 2013, in which Clearside Biomedical, Inc. exercised its option to renew its Lease Agreement between McDonald Ventures XI, LLC and Clearside Biomedical, Inc. dated March 14, 2012. Please consider this letter as an acknowledgement of Clearside Biomedical, Inc.’s exercising of its Renewal Option outlined in Section 32 of the Lease Agreement.

Beginning October 1, 2014, Base Rent shall be $7,233.00 per month ($9.84 per square foot) and shall increase by 3% on October 151 each year thereafter. The Lease Term is extended by thirty (30) months, expiring March 31, 2017.

Sincerely,

McDonald Ventures XI, LLC, a Georgia limited liability company

By:	McDonald Industrial XI, LLC, a Georgia limited liability company, its Manager

	By:	McDonald Development Company, a Georgia corporation , its Manager

		By:	/s/ John R. McDonald
John R. McDonald, President

cc:	Tom Davenport